UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2005 (December 14, 2005)

BANCORPSOUTH, INC.
(Exact name of registrant as specified in its charter)

Mississippi	1-12991	64-0659571

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi	38804

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (662) 680-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 7.01. Regulation FD Disclosure.
SIGNATURES

Section 1 — Registrant’s Business and Operations
      Item 1.01. Entry into a Material Definitive Agreement.
     On December 14, 2005, our Board of Directors approved the accelerated vesting of certain unvested stock options previously awarded under our BancorpSouth, Inc. 1994 Stock Incentive Plan. As a result of the acceleration, 845,333 stock options with a range of exercise prices between $23.19 and $24.03 per share became exercisable on December 14, 2005. Aside from the acceleration of the vesting date, the terms and conditions of the stock option agreements governing the underlying stock options remain unchanged.
     The $23.19 exercise price was selected because it was higher than the closing price of shares of our common stock on the New York Stock Exchange on December 14, 2005, which was $23.02. The accelerated options represent approximately 27.3% of the total of all outstanding options to purchase our common stock. Of the 845,333 stock options which became exercisable as a result of the acceleration of vesting, 388,999 were held by certain of our named executive officers. The following table sets forth the grant date, the number of options accelerated and the exercise prices of each such option held by our executive officers.

			Number of
Name	Position	Grant Date	Accelerated Options	Exercise Price
Aubrey B. Patterson	Chairman of the Board and	11/1/2003	25,000	23.51
	Chief Executive Office	11/1/2004	50,000	24.03
		12/1/2005	80,000	23.19

James V. Kelley	President and	11/1/2003	10,667	23.51
	Chief Operating Officer	11/1/2004	21,333	24.03
		12/1/2005	35,000	23.19

L. Nash Allen, Jr.	Treasurer and	11/1/2003	4,000	23.51
	Chief Financial Officer	11/1/2004	7,333	24.03
		12/1/2005	12,000	23.19

W. Gregg Cowsert	Executive Vice President	11/1/2003	4,333	23.51
		11/1/2004	9,333	24.03
		12/1/2005	14,000	23.19

Michael L. Sappington	Executive Vice President	11/1/2003	4,333	23.51
		11/1/2004	8,000	24.03
		12/1/2005	12,000	23.19

Larry D. Bateman	Executive Vice President	11/1/2003	3,333	23.51
		11/1/2004	6,667	24.03
		12/1/2005	12,000	23.19

W. James Threadgill, Jr.	Executive Vice President	11/1/2003	4,000	23.51
		11/1/2004	8,000	24.03
		12/1/2005	12,000	23.19

Gary R. Harder	Executive Vice President	11/1/2003	2,667	23.51
		11/1/2004	4,667	24.03
		12/1/2005	8,000	23.19

			Number of
Name	Position	Grant Date	Accelerated Options	Exercise Price
Cathy M. Robertson	Executive Vice President	11/1/2003	2,333	23.51
		11/1/2004	4,000	24.03
		12/1/2005	6,000	23.19

Cathy S. Freeman	Senior Vice President	11/1/2003	2,667	23.51
	and Corporate Secretary	11/1/2004	5,333	24.03
		12/1/2005	10,000	23.19
     Under the recently revised Financial Accounting Standards Board Statement No. 123(R), “Share-based Payment,” we will be required to recognize the expense associated with our outstanding unvested stock options beginning in the first quarter of fiscal year 2006. As a result of the acceleration, we expect to reduce the pretax stock option expense we otherwise would be required to record in connection with the accelerated options.
Section 7 — Regulation FD
      Item 7.01. Regulation FD Disclosure.
     On December 14, 2005, our Board of Directors approved the accelerated vesting of certain unvested stock options as more fully described above under Item 1.01.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORPSOUTH, INC.
By:	/s/ L. NASH ALLEN, JR.
L. Nash Allen, Jr.
Treasurer and Chief Financial Officer

Date: December 15, 2005